Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-95910, Form S-3 No. 33-64968 and Form S-3 No. 333-15241) and
related Prospectuses of OXiGENE, Inc. and the Registration Statement (Form S-8 No. 333-05787) pertaining to the Amended and Restated Stock Incentive Plan of OXiGENE, Inc. of our report dated January 12, 1998, with respect to the consolidated financial statements of OXiGENE, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                              ERNST & YOUNG LLP

New York, New York
April 10, 1998